UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2005

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 3, 2005, Equifax Inc. (“Equifax”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with APPRO Systems, Inc. (“APPRO”), a privately-held corporation headquartered in Baton Rouge, Louisiana.  APPRO is a provider of automated credit risk management and financial technologies for consumer, commercial and retail banking lending operations.  Pursuant to the terms of the Merger Agreement, APPRO will become a wholly owned subsidiary of Equifax (the “Merger”).  At the effective time of the Merger, Equifax will pay a total of approximately $92 million in cash (“Merger Consideration”) to the stockholders and optionholders of APPRO, subject to adjustment as provided in the Merger Agreement.  The net cash impact to Equifax of the Merger will be approximately $74 million after disposition of certain assets.  The obligations of the parties to close the Merger are subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other customary conditions.

Equifax currently plans to finance the purchase price of the Merger through borrowings under one or more of its existing credit facilities, including a trade-receivables backed revolving credit facility which currently has an available borrowing base of $73.9 million and a $500 million senior unsecured revolving credit facility with a group of banks.  As of December 31, 2004, no amounts were outstanding under these credit facilities.

Credit Bureau of Baton Rouge, Inc. (“CBBR”) is a 5% shareholder of APPRO and receives computerization services for its credit files from Equifax Information Services LLC, a subsidiary of Equifax, in the ordinary course of business.  Steve Uffman is the founder, Chairman and Chief Executive Officer of APPRO and is the Chief Executive Officer of CBBR.  Mr. Uffman is expected to become Group Executive, Enabling Technologies of Equifax upon the closing of the Merger.

Item 7.01               Regulation FD Disclosure.

On February 7, 2005, Equifax Inc. issued a press release relating to the Merger described in Item 1.01 above.  A copy of the text of the press release is attached as Exhibit 99.1 hereto.  The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Equifax Inc. press release, issued February 7, 2005, announcing the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
General Counsel

Date: February 7, 2005

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description

99.1	Equifax Inc. press release, issued February 7, 2005, announcing the Merger.